Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of FundVantage Trust of our report dated June 29, 2023, relating to the financial statements and financial highlights, which appear in Polen Global SMID Company Growth Fund and Polen International Small Company Growth Fund Annual Reports on Form N-CSR for the year ended April 30, 2023. We also consent to the references to us under the headings: “Experts” and “Financial Highlights” in such Registration Statement.

Philadelphia, Pennsylvania

June 30, 2023